Bowman & Bowman, P.A.
                          Certified Public Accountants
                         1705 Colonial Blvd, Suite D-1
                           Fort Meyers, Florida 33907
                                 (941) 939-2301
                                 (941) 939-1297

To the Board of Directors
AmeriNet Group.com,Inc.
Equity Growth Systems, Inc.
(A Development Stage, Inc.)
3821-B Tamiami Trail, Suite 201
Port Charlotte, Florida 33952

We consent to the use of our audit report dated April 23, 1999 on the financial statements of Equity Growth Systems, Inc. for the year ended December 31, 1999 and to the change in footnote number 5 subparagraph d (NOTE 5d) in the form 10KSB/A dated September 17, 1999.


/s/ Larry Bowman /s/
Larry Bowman
Bowman & Bowman, P.A.
Certified Public Accountants
Fort Meyers, Florida
September 17, 1999


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